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	FIRST INVESTORS SERIES FUND II, INC.
	INVESTMENT ADVISORY AGREEMENT

	This Agreement is made as of June 13, 1994, by and between FIRST INVESTORS SERIES FUND II, INC., a Maryland corporation ("Company"), and FIRST
 INVESTORS MANAGEMENT COMPANY INC., a New York corporation ("Manager").

	WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company consisting of one or more separate series of shares ("Series"), each having its own assets and investment policies; and

 WHEREAS, the Manager is an investment adviser under the Investment Advisers Act of 1940, as amended; and

	WHEREAS, the Company desires to retain the Manager as investment adviser to furnish investment advisory and portfolio management services to each Series of the Company as now exists and to each such other Series of the Company hereinafter established as agreed to from time to time by the parties hereto (hereinafter, "Series" shall refer to each Series of the Company which is subject to this Agreement), and the Manager is willing to furnish such services.

	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

	1.	Appointment.  The Company hereby appoints the Manager as investment adviser of the Company and each Series listed on Schedule A of this
 Agreement (as such Schedule may be amended from time to time) for the period and on the terms set forth in this Agreement.  The Manager accepts such appointment and agrees to render the services herein set forth for compensation as set forth on Schedule A.  In the performance of its duties, the Manager will act in the best interests of the Company and the Series and will comply with (a) applicable laws and regulations, including, but not limited to, the 1940 Act, (b) the terms of this Agreement, (c) the Company's
 Articles of Incorporation, By-Laws and currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments thereto, (d) relevant undertakings to state securities regulators which also have been provided to the Manager, (e) the stated
 investment objective(s), policies and restrictions of each applicable Series, and (f) such other guidelines as the Company's Board of Directors ("Board")
 reasonably may establish.

	2.	Duties of the Manager.

		(a)	Investment Program.	 Subject to supervision by the Board, the Manager
 will provide a continuous investment program for each Series and shall determine what securities and other investments will be purchased, retained or sold by each Series.  The Manager will exercise full discretion and act for each Series in the same manner and with the same force and effect as such Series itself might or could do with respect to purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

		(b)	Other Management Services.  The Manager agrees to conduct the business and details of the operation of the Series as shall be agreed to from time to time by the parties hereto; provided, however, that the Manager shall not act as custodian for Series assets.  The Manager also agrees, at its own cost, to provide the Series with certain executive, administrative and clerical personnel and to provide the Series with office facilities and supplies.

		(c)	Execution of Transactions.  The Manager will place orders pursuant to its investment determinations for each Series either directly with the issuer or through any brokers or dealers.  In the selection of brokers or dealers and the placement of orders for the purchase and sale of portfolio investments for each Series, the Manager shall use its best efforts to obtain for each Series the most favorable price and execution available, except to the extent that it may be permitted to pay higher brokerage commissions for brokerage or research services as described below.  In using its best efforts to obtain the most favorable price and execution available, the Manager, bearing in mind each Series' best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions.  Subject to such policies as the Board may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Series to pay a broker that provides brokerage or research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to such Series and to other clients of the Manager as to which the Manager exercises investment discretion.

		(d)	Reports to the Board.  Upon request, the Manager will provide the Board with economic and investment analyses and reports and make available to the
 Board any economic, statistical and investment services normally available to institutional or other customers of the Manager.

		(e)	Delegation of Authority.  Any of the foregoing duties specified in this paragraph 2 with respect to one or more Series may be delegated by the
 Manager, at the Manager's expense, to an appropriate party, subject to such approval by the Board and shareholders of the applicable Series as may be required by the 1940 Act.  The Manager shall oversee the performance of delegated duties by any such other party and shall furnish the Board with periodic reports concerning the performance of delegated responsibilities by such party.

	3.  Services Not Exclusive.  The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.  Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager, who may also be a Director, officer or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

	4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

	5.  Expenses.

		(a)	Expenses of the Company.  During the term of this Agreement, each
 Series will bear all expenses not specifically assumed by the Manager incurred in its operations and the offering of its shares.  Expenses borne by each Series will include, but not be limited to, the following (or each
 Series' proportionate share of the following): brokerage commissions relating to securities purchased or sold by the Series or any losses incurred in connection therewith; fees payable to and expenses incurred on behalf of the Series by the Manager; expenses of organizing the Series;
 filing fees and expenses relating to the registration and qualification of the Series' shares under federal or state securities laws and maintaining such registrations and qualifications; distribution fees; fees and salaries payable to the members of the Board and officers who are not officers or employees of the Manager; taxes (including any income or franchise taxes)
 and governmental fees; costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Company or Series for violation of any law; legal, accounting and auditing expenses, including legal fees of special counsel for the independent directors; charges of custodians, transfer agents and other agents; costs of preparing share certificates; expenses of setting in type and printing prospectuses and supplements thereto for existing shareholders, reports and statements to shareholders and proxy materials; any extraordinary expenses (including fees and disbursements of counsel)
 incurred by the Company or Series; and fees and other expenses incurred in connection with membership in investment company organizations.

		(b)	Fee Waivers and Reimbursements.  If the expenses borne by a Series in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which shares are registered or qualified for sale to the public, the Manager will waive its fee or reimburse such Series for any excess up to the amount of the fee payable to it during that fiscal year pursuant to paragraph 6 hereof.

	6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement with respect to each Series, the Company will pay the Manager, effective from the date of this Agreement, a fee which is computed daily and paid monthly from each Series' assets at the annual rates as percentages of that Series' average daily net assets as set forth in the attached Schedule A, which Schedule can be modified from time to time to reflect changes in annual rates or the addition or deletion of a Series from the terms of this Agreement, subject to appropriate approvals required by the 1940 Act. If this Agreement becomes effective or terminates with respect to any Series before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

	7.  Limitation of Liability of the Manager.  The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the
 Company or any Series in connection with the matters to which this Agreement relate except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.
  Any person, even though also an officer, partner, employee, or agent of the
 Manager, who may be or become an officer, Board member, employee or agent of the Company shall be deemed, when rendering services to the Company or acting in any business of the Company, to be rendering such services to or acting solely for the Company and not as an officer, partner, employee, or agent or one under the control or direction of the Manager even though paid by it.

	8.  Duration and Termination.

		(a)	Effectiveness.  This Agreement shall become effective upon the date hereinabove written, provided that, with respect to a Series, this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party ("Independent Board Members") cast in person at a meeting called for the purpose of voting on such approval, and (ii) by an affirmative vote of a majority of the outstanding voting securities of such Series.

		(b)  Renewal.  Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date.
 Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Board Members cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by an affirmative vote of a majority of the outstanding voting securities of such Series.

		(c)  Termination.  Notwithstanding the foregoing, with respect to any
 Series, this Agreement may be terminated at any time by vote of the Board or by vote of a majority of the outstanding voting securities of such Series on 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager.  The Manager may at any time terminate this
 Agreement on 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Company.  This Agreement automatically and immediately will terminate in the event of its assignment.  Termination of this Agreement pursuant to this paragraph 8 shall be without the payment of any penalty.  Termination of this Agreement with respect to a given Series shall not affect the continued validity of this Agreement or the performance thereunder with respect to any other Series.

	9. Amendment of This Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement as to a given Series shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Series.

	10. Name of Company. The Company or any Series may use the name "First Investors" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Manager. At such time as such an agreement shall no longer be in effect, the Company and each Series will (to the extent that it lawfully can) cease to use any name derived from First Investors Management Company, Inc. or any successor organization.

	11.	Governing Law.	This Agreement shall be construed in accordance with the
 laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act.  To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

	12.	Definitions.  As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meanings as such terms have in the 1940 Act.

	13.  Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

	14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



FIRST INVESTORS SERIES FUND II, INC.
Attest:		MARKET FUND, INC.



By:                  	By:
	C. Durso, Secretary			Glenn O. Head, President


FIRST INVESTORS MANAGEMENT
Attest:			COMPANY, INC.



By:		             	By:
	Carol R. Lerner,			Kathryn S. Head, President
	Secretary


FIRST INVESTORS SERIES FUND II, INC.
INVESTMENT ADVISORY AGREEMENT

AMENDED SCHEDULE A


	Compensation pursuant to Paragraph 6 of this First Investors Series Fund II, Inc. Investment Advisory Agreement shall be calculated in accordance with the following schedules:


	   Focused Equity Fund
	   Growth & Income Fund
	   Utilities Income Fund

                            								    	Advisory Fee as %
		Average Daily					                     of Average Daily
	  Net Assets					                         Net Assets

  Up to $300 million	                   					0.75%
  In excess of $300 million to $500 million		0.72%
  In excess of $500 million to $750 million		0.69%
  Over $750 million						                   	0.66%


	   Mid-Cap Opportunity Fund

                               									Advisory Fee as %
		Average Daily					                    of Average Daily
	  Net Asset	                       			    Net Assets

  Up to $200 million				                  	 	1.00%
  In excess of $200 million to $500 million		0.75%
  In excess of $500 million to $750 million		0.72%
  In excess of $750 million to $1.0 billion		0.69%
  Over $1.0 billion						                   	0.66%




Dated:	March 8, 1999